                                 EXHIBIT 10.68
                                 -------------

                AGREEMENT FOR PURCHASE AND SALE OF COMMON STOCK
                -----------------------------------------------

          This Agreement effective as of August 23, 1999 is entered into by and between Lifeline Systems, Inc., a Massachusetts corporation (the "Company") and Ronald Feinstein (the "Stockholder"), and is pursuant to the vote of the Compensation Committee as reflected in the minutes of its meeting on August 23, 1999, copy attached

     WHEREAS, on August 23, 1999, the Stockholder exercised an option to purchase 100,000 shares of the common stock, $.02 par value per share, of the Company (the "Common Stock");

     WHEREAS, after withholding 29,541 shares of Common Stock for the payment of taxes owed, the Stockholder received 70,459 shares (the "Shares") of Common Stock in connection with such exercise;

     WHEREAS, the Company has agreed to purchase the Shares, upon the terms and conditions set forth more fully below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Right to Sell Shares
     --------------------

     (a) The Stockholder shall have the right to sell (the "Put Right") all or any portion of the Shares (the "Offered Shares") to the Company, and the Company shall be obligated to purchase the Offered Shares, in accordance with the terms and conditions of this Agreement. The Put Right shall be exercisable in whole or in part once per quarter during the exercise period. Notwithstanding anything contained herein to the contrary, (i) the Stockholder is not obligated to exercise the Put Right, and may, at any time, sell the Shares to any other party, and (ii) the Company shall have no obligation to purchase the Offered Shares following the delivery of a Notice of Exercise (as defined below) if such purchase would be in violation of applicable laws or regulations.

     (b) The Put Right shall be exercisable beginning on April 30, 2001 (it being understood that this date represents over one year after the date originally proposed by the Company and the Stockholder) and this Agreement and the Put Right shall terminate on the earliest of:

          (i) the written agreement of both the Company and the Stockholder;

          (ii)   October 30, 2002;

          (iii) the date on which the Company executes a definitive agreement with a third party concerning a transaction intended to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles (a
                 "Pooling Transaction"); provided that the Put Right shall not
                                         -------- ----
                 terminate upon the occurrence of an event described in this
                 Subsection 1(b)(iii) if the Company's independent auditors deliver to the Company a written opinion indicating that the exercise of the Put Right would not prevent any such contemplated transaction from qualifying as a Pooling Transaction. Notwithstanding the foregoing, (i) the Put Right shall be reinstated in the event the Pooling Transaction fails to close and the definitive agreement related thereto is terminated (or if the definitive agreement is amended to reflect that such transaction is to be accounted for under the purchase method of accounting); and
                 (ii) in the event the Pooling Transaction closes and the stockholders of the Company receive consideration in connection therewith which is less than $16.3125 per share, the Company shall, at such closing, pay to the Stockholder, in cash, an amount equal to the difference between $16.3125 and the fair market value of the consideration received by stockholders, unless such payment would prevent the Company from reporting the Pooling Transaction as a pooling of interests; and

          (iv) the termination of the Stockholder's employment with the Company (I) by the Company for "cause" or (II) by the Stockholder (other than on account of his death or permanent disability). For the purposes of this paragraph, (X) "cause" shall mean (a) a good faith finding by the Company that the Stockholder has engaged in dishonesty, gross negligence or misconduct, or (b) the conviction of the Stockholder of, or the entry of a pleading of guilty or nolo contendere by the Stockholder to, any crime involving moral turpitude or any felony; and (Y) "disability" shall mean the inability of the Stockholder, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform his duties for the Company, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Stockholder and the Company, provided that if the Stockholder and the Company
                              -------- ----
                 do not agree on a physician, the Stockholder and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

2.   Purchase Price
     --------------

     (a) The purchase price per share (the "Purchase Price") of the Offered Shares shall be Sixteen Dollars and Thirty-One cents ($16.3125).

     (b) Except as provided in Section 1(a)(ii) above, the Company shall, within thirty days of receipt of the Notice of Exercise, deliver to the Stockholder a check payable to the Stockholder in full payment of the aggregate Purchase Price for the Offered Shares, upon delivery by the Stockholder of the certificate or certificates representing the Offered Shares, duly endorsed in blank to the Company and accompanied by a certification by the Stockholder that the Offered Shares are free and clear of any liens and that good and marketable title thereto will pass to the Company upon the repurchase of such Offered Shares.

3.   Notices
     -------

     (a) If the Stockholder desires to sell any of the Shares to the Company, he shall, during the period that the Put Right is exercisable, deliver written notice of his desire to do so (the "Notice of Exercise") to the Company (attention: Chief Financial Officer) at the Company's principal offices, located at 111 Lawrence Street, Framingham, MA 01702. The Notice of Exercise shall be delivered by hand, sent via a reputable national overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid. A copy of the Notice of Exercise shall also be sent by any one or more of the same means to the Chairman of the Board of Directors of the Company at the address then on record for such person and to Jeffrey A. Stein, Esq., Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

     (b) The Notice of Exercise must specify the number of Offered Shares.

     (c) Any other notice, request, consent or other communication under this Agreement shall be delivered (i) to the Company as provided in paragraph (a) above, with a copy to the Chairman of the Board of Directors of the Company at the address then on record for such person , and (ii) to the Stockholder by hand, sent via a reputable national overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid, c/o the offices of the Company, or to such other address as to which the Stockholder has notified the Chairman of the Board of Directors of the Company at the address then on record for such person.

     (d) Notices provided in accordance with this Section 3 shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or three business days after deposit in the mail.

3.   Nontransferability
     ------------------

          This Agreement, and the rights of the Stockholder hereunder, may not be assigned or otherwise transferred by the Stockholder to any other person or entity, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and except that, during the lifetime of the Stockholder, the Put Right shall be exercisable only by the Stockholder.

4.   Complete Agreement; Amendments
     ------------------------------

     (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     (b) No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company and the Stockholder.

5.   Counterparts; Facsimile Signatures
     ----------------------------------

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

6.   Governing Law
     -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

                                                 COMPANY:


                                                 Lifeline Systems, Inc.

                                                 By: /s/ Dennis M. Hurley
                                                    -------------------------
                                                 Dennis Hurley
                                                 Chief Financial Officer


                                                 STOCKHOLDER:

                                                 /s/ Ronald Feinstein
                                                 ----------------------------
                                                 Ronald Feinstein